EXHIBIT 23


               Consent Of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-63313) pertaining to the Sunrise Educational Services, Inc. 1987 Stock Option Plan; in the Registration Statement (Form S-8, No. 33-95250) pertaining to the 1995 Stock Option Plan; and in the Registration Statement (Form S-8, No. 33-95440) pertaining to the Non-Employee Directors Stock Option Plan, of our report dated September 29, 1997, with respect to the consolidated financial statements included in this Annual Report (Form 10-KSB) of Sunrise Educational Services, Inc.

                                               ERNST & YOUNG LLP

Phoenix, Arizona
September 29, 1997